SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 18, 2014

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3 -	Securities and Trading Markets

Item 3.03–	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is hereby incorporated in this Item 3.03 by reference.

Section 5 –	Corporate Governance and Management

Item 5.03–	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Amendment (the “Amendment”) of the Restated Certificate of Incorporation, as amended, of Perma-Fix Environmental Services, Inc. (the “Company”), in the form approved by the stockholders at the 2014 Annual Meeting of the Stockholders held on September 18, 2014 (the “2014 Annual Meeting”), became effective on September 19, 2014 (the “Effective Date”). The Amendment reduced the number of shares of Common Stock the Company is authorized to issue from 75,000,000 to 30,000,000. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 –	Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting on September 18, 2014. At the 2014 Annual Meeting, stockholders: (1) reelected the eight directors to serve until the next Annual Meeting of Stockholders of the Company or until their respective successors are duly elected and qualified; (2) ratified the appointment of Grant Thornton, LLP, as the independent registered public accounting firm for the Company’s 2014 fiscal year; (3) approved, by non-binding advisory vote, the 2013 compensation of our named executive officers; (4) approved the Amendment of the Company’s Restated Certificate of Incorporation, as amended, to reduce the number of shares of Common Stock the Company is authorized to issue from 75,000,000 to 30,000,000; and (5) approved the Third Amendment to the Company’s 2003 Outside Directors Stock Plan, to increase the number of shares of Common Stock issuable under the plan by 200,000 shares of Common Stock, to decrease the maximum number of shares subject to stock options that may be awarded to any one participant under the 2003 Plan, and to provide for pro rata adjustment of any such grants to take into account any future stock splits or other share adjustments. As of the record date for the 2014 Annual Meeting, 11,448,894 shares of the Common Stock were outstanding, each entitled to one vote per share.

Of the 11,448,894 shares of Common Stock outstanding as of the record date for the 2014 Annual Meeting, 8,516,840 shares were present at the meeting in person or by proxy. The final results of each of the proposals voted on by the Company’s stockholders are described below:

Proposal No. 1—Election of Directors:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes

Dr. Louis F. Centofanti	3,117,575	1,797,307	3,601,958
John M. Climaco	4,746,761	168,121	3,601,958
Dr. Gary Kugler	4,854,687	60,195	3,601,958
Jack Lahav	4,783,567	131,315	3,601,958
Joe R. Reeder	2,726,267	2,188,615	3,601,958
Larry M. Shelton	4,864,107	50,775	3,601,958
Dr. Charles E. Young	4,774,187	140,695	3,601,958
Mark A. Zwecker	4,785,527	129,355	3,601,958

Proposal No. 2—Ratification of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Votes Abstained
8,499,129	8,741	8,970

Proposal No. 3—Approval, by an Advisory (Non-Binding) Vote, of the 2103 Compensation of the Company’s Named Executive Officers:

		Votes	Broker
Votes For	Votes Against	Abstained	Non-Votes
4,789,607	113,329	11,946	3,601,958

Proposal No. 4—Approval of an Amendment to the Company’s Restated Certificate of Incorporation, as Amended, to Reduce the Number of Shares of Common Stock the Company is Authorized to Issue from 75,000,000 to 30,000,000:

		Votes
Votes For	Votes Against	Abstained
8,432,321	38,702	45,818

Proposal No. 5—Approval of the Third Amendment to the Company’s 2003 Outside Directors Stock Plan:

		Votes	Broker
Votes For	Votes Against	Abstained	Non-Votes
4,803,082	94,089	17,711	3,601,958

Section 8 – Other Events

Item 8.01 Other Events

Board of Director Committees

Effective September 18, 2014, Dr. Gary Kugler replaced Mr. John M. Climaco as a member of the Audit Committee, which also includes continuing committee members Mark Zwecker (Chairman) and Larry Shelton. Dr. Kugler previously served as a Board member for Ontario Power Generation, Inc. from 2004 to March 2014 where he served as a member on four different committees, including the Audit, Finance, and Risk Committee from 2004 to 2008. He also served as Chairman of the Board of Directors of Nuclear Waste Management Organization (“NWMO”) from 2006 to June 2014, where he led its oversight of NWMO through the work of four committees including an Audit-Finance-Risk Committee. In addition to a Ph.D. in nuclear physics from McMaster University, Dr. Kugler is a graduate of the Directors Education Program of the Institute of Corporate Directors. Additional information about Dr. Kugler is included in the Company’s 2014 Proxy Statement, filed with the SEC on August 4, 2014.

The Board has determined that Dr. Kugler meets the Nasdaq’s composition requirements, including the requirements regarding financial literacy and financial sophistication, and that Dr. Kugler is independent under the Nasdaq listing standards and the rules of the SEC regarding audit committee membership. The Board has also determined that Dr. Kugler is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Section 9 – Financial Statements and Exhibits

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

3.1	Certificate of Amendment of the Restated Certificate of Incorporation, as amended, of Perma-Fix Environmental Services, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2014

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer

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